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                                                                       EXHIBIT 5

GENESCO                                               Genesco Inc
[LOGO]                                                1415 Murfreesboro Road
                                                      Nashville, Tennessee 37217
                                                      615 367-7000
                                                      Facsimile 615 367 7073
________________________________________________________________________________

                                                      Roger G. Sisson
                                                      Secretary and
                                                      Legal Counsel





                              September 13, 1995



Genesco Inc.
1415 Murfreesboro Road
Nashville, Tennessee 37217


Gentlemen:

                 I have acted as counsel to you in connection with the authorization and registration under the Securities Act of 1933 of certain shares of your common stock, $1.00 par value per share, to be offered and sold pursuant to the Genesco Employee Stock Purchase Plan (the "Plan"). In that capacity, I am of the opinion that such shares have been validly authorized and, when issued and paid for as provided in the Plan, will be validly issued, fully paid and non-assessable.

                 I hereby consent to your filing this letter as an exhibit to the Registration Statement on Form S-8 covering the Plan and the shares to be issued thereunder.


                                              Very truly yours,

                                              /s/ Roger G. Sisson

                                              Roger G. Sisson